FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 2, 2002
                            ------------------------


                             ASCENT ASSURANCE, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


DELAWARE                            1-8538                            73-1165000
----------------              --------------------           -------------------
(State or Other             (Commission File Number)              (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)


           110 WEST SEVENTH STREET, SUITE 300, FORT WORTH, TEXAS 76102
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (817) 878-3300
                ------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




            This Form 8-K consists of five pages. The Exhibit Index is on page 4.

Item 4.   Changes in Company's Certifying Accountant

Effective October 2, 2002, Ascent Assurance, Inc. (the "Company") dismissed PricewaterhouseCoopers, LLP ("PwC") as its independent accountant and engaged Ernst & Young, LLP ("E&Y") as the independent accountant for the Company for the fiscal year ending December 31, 2002. The decision to change accountants was recommended by the Company's Audit Committee and approved by its Board of Directors.


The reports of PwC on the consolidated financial statements of Ascent Assurance, Inc. as of and for the years ended December 31, 2001 and December 31, 2000 contained no adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During such periods and through October 2, 2002:


(i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter thereof in connection with its report, except as discussed in the following paragraph.

    PwC's Report to the Audit Committee of the Board of Directors dated November 1, 2001 characterized as a disagreement certain discussions and correspondence in March 2001 between PwC and the Company, including the Audit Committee of the Board of Directors, regarding the Company's deferred tax asset valuation allowance as of December 31, 2000. These discussions and correspondence focused on whether the Company's preliminary deferred tax asset valuation allowance reduced the Company's net deferred tax asset at December 31, 2000 to an amount more likely than not to be realized as required by paragraph 17(e) of Statement of Financial Accounting Standards
    109. The Company recorded a 100% valuation allowance to reduce its net deferred tax asset to zero in its December 31, 2000 consolidated financial statements, which resolved this matter to PwC's satisfaction.


(ii) PwC did not advise the Company of any of the reportable events listed in paragraph (A) through (D) of Registration S-K Item 304 (a)(1)(v), except that, in PwC's Report to the Audit Committee of the Board of Directors and Management Letter to the Board of Directors, both dated November 1, 2001 and related to its December 31, 2000 audit, PwC communicated the following matter which it considered to be a reportable condition under standards established by the American Institute of Certified Public Accountants. PwC also discussed this matter with the Audit Committee of the Board of Directors at its March 2001 meeting.

     In late March 2000, the home offices of the Company were struck by a tornado. In May 2000, the Company completed the conversion of its policy/claims administration system to Genelco LSP & HCP. During 2000, due in part to the system conversion, the tornado down time as well as related processing difficulties, a significant backlog of open claims developed in the claims processing area. Management, with the assistance of additional resources hired specifically for this purpose, worked to alleviate the backlog commencing in the summer of 2000 and eliminated the backlog by the end of the first quarter of 2001. Reserve estimation methods used during 2000 considered the impact of claims administration practices; however, the decrease in the rate of claims payment and claim file closure resulting from this backlog limited the usefulness of the historical loss development information accumulated by the Company for reserve estimation purposes. PWC recommended monitoring controls surrounding the identification of changes in claims payment patterns be strengthened to enable management to effectively estimate the related impact on the reserve estimation process. Ascent's Audit Committee discussed the nature of this reportable condition with PwC and directed that the recommendation in PwC's November 1, 2001 letter be implemented. During the course of 2001, management enhanced monitoring controls over claim payment patterns.


The Company has authorized PwC to respond fully to the inquiries of E&Y regarding the above matters.

The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Item 4. A copy of PwC's letter to the Commission dated October 8, 2002 is filed as an Exhibit to this report.

Item 7(c).  Exhibits

Exhibit  16.  Letter  from  PricewaterhouseCoopers,   LLP  regarding  change  in
certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ASCENT ASSURANCE, INC.


Dated:  October 8, 2002                By:   /s/ CYNTHIA B. KOENIG
                                           ------------------------
                                             Cynthia B. Koenig
                                             Senior Vice President and
                                             Chief Financial Officer

                                INDEX TO EXHIBITS



Exhibit No.      Exhibit
-----------      ---------------------------------------------------------------

    16 Letter from PricewaterhouseCoopers, LLP regarding change in certifying accountant

Exhibit 16.

(PricewaterhouseCoopers LLP letterhead)



October 8, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20529


Commissioners:

We have read the statements made by Ascent Assurance, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 2, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP